Exhibit 23







               Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 1, 1996, with respect to the consolidated financial statements and schedule of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 1995, in the following Registration
Statements and in the related Prospectuses:

Registration                                               Filing
Number         Description of Registration Statement        Date

33-35773       $250,000,000 Medium-Term Notes,  Series     July 19,1990
               A - Form S-3

2-97340        1985 Incentive Plan of The Timken       November 19,1990
               Company - Post-effective Amendment
               No. 1 to Form S-8

33-36839       Voluntary Investment Program for        November 19,1990
               Hourly Employees of Latrobe Steel
               Company - Post-effective Amendment
               No. 1 to Form S-8

33-47185       The Timken Company Long-Term Incentive    April 20, 1992
               Plan -  Form S-8

33-50872       The Timken Company Savings and           August 10, 1992
               Investment Pension Plan - Form S-8

33-54360       The MPB Corporation Employees' Savings  November 6, 1992
               Plan - Form S-8

33-62904       The Timken Company Dividend Reinvestment    May 18, 1993
               Plan - Form S-3

33-50609       The Ohio Hourly Pension Investment      October 15, 1993
               Plan - Form S-8

33-55121       Voluntary Investment Pension Plan for    August 18, 1994
               Hourly Employees of The Timken Company
               - Form S-8





                                        ERNST & YOUNG LLP

Canton, Ohio
March 25, 1996